Exhibit 10.2


                                                           North Kingstown, RI
                                                                April 22, 1998

$100,000.00


                                   DEMAND NOTE


     ON DEMAND the undersigned for value received, promises to pay to the order of MALCOLM G. CHACE, ONE HUNDRED THOUSAND AND 00/100 DOLLARS with interest at 19% per annum.

     Payable at 731 Hospital Trust Building, Providence, Rhode Island 02903.

     If this note is not paid in full when due, or upon the occurrence as to any maker, endorser, or guarantor of any of the following events: dissolution, insolvency, assignment for the benefit of creditors, petition or adjudication in bankruptcy, appointment of a receiver or attachment against any credits or property of any of them; - this note shall, at the election of the holder hereof, become due and payable immediately without notice and the payment and acceptance of any sum on account of this note shall not be considered a waiver of such right of election.

     In the event this note is not paid in full at maturity, interest shall accrue thereafter until payment in full at the annual rate of interest in effect prior to maturity.

     If this note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection through legal proceedings or otherwise, the undersigned will pay a reasonable attorney's fee to the holder hereof together with the costs and reasonable expenses of collection. Interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a 360 day year.

                                          ACCESS SOLUTIONS INTERNATIONAL, INC.


                                          By: /s/ Robert H. Stone
                                             ----------------------------------
                                          Name:   Robert H. Stone
                                          Office: President and CEO